Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:

Leslie Tullio	Rich Lindahl
ltullio@cebglobal.com	c/o jconnor@cebglobal.com
+1 (571) 303-5689	+1 (571) 303-6956

CEB TO ACQUIRE EVANTA

•	Evanta is focused on C-Suite executive development and collaboration solutions for peer-to-peer engagement, networking and leadership training

•	Accelerates CEB’s growth and scale in events and professional development lines of business

•	Expands CEB’s presence in target domains and increases total addressable market through select event sponsorship and content licensing to B2B vendors

•	Accretive to growth, EBITDA margin and Non-GAAP EPS

ARLINGTON, Va., April 4, 2016—CEB (NYSE:CEB), a best practice insight and technology company, today announced that it will acquire Evanta Ventures, Inc. and an affiliated business (collectively “Evanta”), which are owned primarily by Leeds Equity Partners, LLC, for total cash consideration of $275 million, subject to customary post-closing adjustments.

Portland, Ore.-based Evanta fosters collaboration and the exchange of best practices between Information Technology & Security, Human Resources and Finance leaders through nearly 200 annual events, online and offline learning platforms and subscription information offerings. Accessible through regional, national, global, and virtual platforms, the company helps leaders drive corporate outcomes and improve their own performance. Evanta currently engages nearly 12,000 executives annually, including representatives from more than 90% of the Fortune 100 and 80% of the Fortune 500. Over the last several years, Evanta achieved annual revenue growth in the mid-teens with a 2015 EBITDA margin in excess of 35%.

“CEB’s mission calls on us to unlock the potential of leaders and organizations by advancing the science and practice of management. Adding Evanta helps us do just that,” said CEB Chairman & CEO, Tom Monahan. “We have partnered with the Evanta team across the years and have been consistently impressed by their growth-oriented business model and their ‘by CXOs for CXOs’ philosophy. We value the strong local executive networks they’ve built—particularly their relationships with Governing Board members and underwriting partners.”

Strategic Rationale

Evanta is expected to complement and enhance CEB’s business both strategically and operationally:

•	Evanta’s business model has demonstrated similarly attractive characteristics to those of CEB—strong growth, high revenue visibility and attractive margins

•	Evanta adds scale and improves the economics of CEB’s burgeoning events and leadership development businesses

•	It allows CEB to enter an addressable market of $1B by providing sponsorship and content licensing platforms to engage high-caliber underwriting partners

•	The combination enables CEB to deepen relationships with CXOs and senior professionals in turn exposing them to a wider variety of CEB offerings

•	Evanta’s experienced team grows CEB’s top-decile talent base and can accelerate innovative product and service delivery

“In an era of unprecedented technological, economic and global change, we believe that trust and cooperation among leaders is key to innovation and economic success,” said Evanta Founder and CEO, Bob Dethlefs. “The strength of Evanta’s ‘by CXOs for CXOs’ model is greatly enhanced by the proven practices and data-based insights CEB brings to executives worldwide. We’re excited to continue to forge strong communities of premiere leaders while providing a new level of visibility into—and solutions for—global business challenges as part of CEB.”

Mr. Monahan added, “We see real synergies between CEB and Evanta that we believe will create near and long-term value for clients, partners, colleagues and shareholders. We anticipate immediate tangible cost benefit from having the businesses on a single platform, including consolidating event technology and learning technology platforms. Obviously, we see a rich set of opportunities to expand the relationship of Evanta community members by introducing them over time to relevant CEB resources. We also see real opportunity to leverage CEB resources to add new events in key functional areas, such as sales. Most importantly, we see strong cultural synergies between our organizations. Both companies are guided by the idea that the best offerings are those designed by the customer and that you have to earn the right to work with those customers every day through exceptional service and a commitment to innovation.”

Transaction Details

CEB expects the acquisition will be accretive to Non-GAAP diluted earnings per share in the first full year of ownership, with accretion increasing over time as anticipated synergies are realized. The transaction is structured to enable CEB to benefit from certain of Evanta’s cash tax attributes with a present value of approximately $20 million. Net of the present value of these cash tax benefits the purchase price represents a 12x multiple of Evanta’s current forecast of full year 2016 EBITDA on a stand-alone, pre-synergy basis. CEB will update its 2016 Outlook to incorporate the expected incremental contribution from Evanta following closing of the transaction.

CEB will fund the acquisition using up to $200 million of incremental term loan borrowings under its existing senior secured credit agreement (the “Credit Facility”). The remaining amount will come from CEB’s available cash and/or borrowings of revolving commitments under the Credit Facility.

The acquisition is expected to close in the second quarter of 2016, subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of other customary closing conditions, as provided for in the definitive purchase agreement that CEB executed today.

Centerview Partners LLC is acting as CEB’s financial advisor. Kirkland & Ellis LLP is acting as CEB’s legal advisor. BofA Merrill Lynch, HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank are providing committed debt financing for the transaction.

The Jordan, Edmiston Group, Inc. is acting as Evanta’s financial advisor. Goodwin Procter LLP is acting as Evanta’s legal advisor.

About CEB

CEB is a best practice insight and technology company. In partnership with leading organizations around the globe, we develop innovative solutions to drive corporate performance. CEB equips leaders at more than 10,000 companies with the intelligence to effectively manage talent, customers, and operations. CEB is a trusted partner to nearly 90% of the Fortune 500 and FTSE 100, and more than 70% of the Dow Jones Asian Titans. More at cebglobal.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements. You are hereby cautioned that these forward-looking statements are based upon CEB’s current expectations and assumptions and, as a result, are subject to risks and uncertainties. These risks and uncertainties could cause actual future events to differ materially from the expectations reflected in the forward-looking statements, including (among others) the following: the closing of the Evanta acquisition may not occur, may be delayed or may not occur on the terms described herein; the terms and conditions of required regulatory approvals for the transaction may affect our future operations and results or may delay or otherwise negatively affect the acquisition; the businesses of CEB and Evanta may not be combined successfully, or the combination may take longer or cost more to accomplish than expected; we may not achieve anticipated operating and cost synergies through combining the businesses of CEB and Evanta, or those synergies may be realized less quickly than we anticipate; Evanta may not achieve the results projected in its current 2016 full year forecast; potential operating costs, customer loss and business disruption (including employee loss or turnover) following the acquisition may be greater than expected and could negatively affect the financial results and performance of Evanta; Evanta may not perform at the level we are expecting, and as a result the anticipated positive impact of the acquisition on the operations and future financial results of CEB may not be achieved or may be lower than expected; we may not be able to obtain the expected debt financing for the acquisition under our Credit Facility on terms we consider favorable or at all, in which case we would need to obtain alternative financing or face potential contractual claims by the seller for damages and/or specific performance, as CEB’s obligation to close the acquisition is not conditioned on its receipt of third-party financing; and other risks and uncertainties regarding our business and indebtedness included in our periodic and other reports filed with the U.S. Securities and Exchange Commission, including our reports filed on Forms 10-K, 10-Q and 8-K. Given these risks and uncertainties, readers should not place undue reliance on any of these forward-looking statements. These forward-looking statements represent expectations and assumptions only as of the date of this press release and CEB assumes no obligation to update them to reflect new or future information, events or circumstances. The forward-looking statements in this press release are made as of April 4, 2016.

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